UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 12, 2013

STATER BROS. HOLDINGS INC.
(Exact name of registrant as specified in its charter)

001-13222
(Commission file number)

Delaware	33-0350671
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
301 S. Tippecanoe Avenue San Bernardino, California	92408
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (909) 733-5000
N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2013, James W. Lee, President and Chief Operating Officer of Stater Bros. Markets (“Markets”), a wholly-owned subsidiary of Stater Bros. Holdings Inc. (the “Company”), formally notified the Board of Directors (the “Board”) of Markets that he would retire from his positions as an officer of Markets and an executive officer of the Company on May 31, 2013
On April 12, 2013, the Board appointed Peter J. Van Helden to the position of President and Chief Operating Officer of Markets, effective upon Mr. Lee's retirement. Prior to joining Markets, Mr. Van Helden, age 53, was Executive Vice President of Retail Operations for SUPERVALU INC. Van Helden joined SUPERVALU through that company's 2006 acquisition of Albertsons, Inc., where he was President and Chief Executive Officer of Albertsons' California Food Division. During his 35-year tenure at Albertsons and SUPERVALU, Van Helden held a variety of leadership positions including operations, merger integration and dual branding. As President and Chief Executive Officer of Albertsons' California Food Division, he oversaw a business unit comprised of more than 500 stores and 41,000 associates. Van Helden holds a Bachelor of Science from the University of Phoenix.
On April 15, 2013, Markets entered into an employment agreement (the “Employment Agreement”) with Mr. Van Helden similar to those in place with certain of the Company's other executive officers. The Employment Agreement has an original term of three years, which is automatically renewed for an additional term of three years unless sooner terminated. The Employment Agreement provides for an initial annual base salary of $550,000 and eligibility for annual incentive and performance bonuses. The Employment Agreement may be terminated by Markets with cause and by either party without cause upon ninety days written notice. If Mr. Van Helden is terminated as a result of a change of control or certain other terminations, he will be entitled to receive all salary, bonuses and benefits provided under his Employment Agreement for the original term. The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference. Mr. Van Helden will also receive retirement, health and welfare and other benefits and will participate in plans generally available to other executive officers of the Company. Further details concerning the Company's executive compensation program are described in Item 11 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012.
Mr. Van Helden has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an executive officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Van Helden that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits
The following material is being furnished as exhibits to this Current Report on Form 8-K.

(d) Exhibit

10.1	Employment Agreement dated April 15, 2013 by and between Stater Bros. Markets and Peter J. Van Helden.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.

Date: April 18, 2013	By: /s/ David J. Harris
David J. Harris Senior Vice President - Finance and Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Employment Agreement dated April 15, 2013 by and between Stater Bros. Markets and Peter J. Van Helden.